EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Endorex Corp. on Form S-8 of our report dated March 6, 1998, on our audits of the consolidated financial period from February 1, 1996 through December 31, 1996 and the period cumulative from inception (February 15, 1985) to December 31, 1997.


                                            /s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP

Chicago, Illinois
September 23, 1998